Exhibit 99.1
News

Trizec Properties Investor Contact:	Trizec Properties Media Contact:	Trizec Canada Contact:
Dennis C. Fabro	Paige Steers	Robert B. Wickham
Senior Vice President, Investor Relations	Director, Public Relations	President, Trizec Canada Inc.
(312) 798-6290, (800) 891-7017	(312) 798-6118	(416) 682-8600, (877) 239-7200
Trizec Properties, Inc. and Trizec Canada Inc.
Agree to be Acquired by
Brookfield Properties and Blackstone
     CHICAGO and TORONTO (June 5, 2006) - Trizec Properties, Inc. (NYSE: TRZ) and Trizec Canada Inc. (TSX: TZC) today announced that they have entered into a definitive merger and arrangement agreement with Brookfield Properties Corporation for Brookfield to acquire both Trizec Properties and Trizec Canada in a transaction valued at US $8.9 billion. Brookfield is joined in this acquisition by The Blackstone Group.
     Under the terms of the merger and arrangement agreement, Brookfield will acquire all outstanding shares of common stock of Trizec Properties that are not owned by Trizec Canada for US $29.01 per share in cash and will acquire all outstanding subordinate voting shares (“SVS”) and multiple voting shares of Trizec Canada for US $30.97 (Cdn $34.09) per share in cash. The additional US $1.96 cash consideration per Trizec Canada share reflects the value of Trizec Canada’s net assets other than its approximate 38 percent interest in Trizec Properties. Holders of Trizec Canada shares may be given the option to receive a portion of their consideration in the form of preferred shares of Brookfield Properties. Holders of common units in Trizec Holdings Operating LLC, a subsidiary of Trizec Properties, will have the right to receive US $29.01 per common unit in cash, or to receive a common or preferred unit in the surviving limited liability company subsidiary.
     The cash consideration for the Trizec Properties common stock represents an 18 percent premium over the June 2, 2006 closing price of Trizec Properties common stock on the NYSE of US $24.60 and a 24 percent premium over the 10-day average closing price through June 2, 2006 for Trizec Properties on the NYSE. The cash consideration for the Trizec Canada SVS represents a 30 percent premium over the closing price of Trizec Canada’s SVS on the TSX on June 2, 2006 of Cdn $26.19 (US $23.79) and a 35 percent premium over the 10-day average closing price for Trizec Canada on the TSX.
     The boards of directors of Trizec Properties and Trizec Canada have separately approved the merger and arrangement agreement and have recommended the approval of the transaction by their

Trizec Properties, Inc.	Tel: (312) 798-6000	Trizec Canada Inc.	Tel: (416) 682-8600
10 S. Riverside Plaza, Suite 1100	Fax: (312) 466-0185	BCE Place, 181 Bay Street, Suite 3820	Fax: (416) 364-5491
Chicago, Illinois 60606	www.trz.com	Toronto, Ontario M5J 2T3	www.trizeccanada.com

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respective stockholders. It is expected that the closing of the transaction will occur during the third or fourth quarter of 2006 and is contingent upon customary closing conditions and the approval of the stockholders of both companies at special meetings to be held on dates to be announced. Both Trizec Properties and Trizec Canada expect to continue to pay regular quarterly dividends in accordance with their past practice, and stockholders will receive a pro rata payment for any partial dividend period until closing of the transaction. The transaction is not contingent on receipt of financing by Brookfield.
     “I am extremely proud of the fact that since the acquisition of Trizec in 1994, our management team has created one of the leading property companies in North America,” said Peter Munk, Chairman of both Trizec Properties and Trizec Canada. “In the last three years, Trizec Properties stockholders have enjoyed an extraordinary return of 185 percent. Last year alone, Trizec Properties delivered a total return of 26 percent to stockholders, more than double the industry average. This transaction delivers to all Trizec Properties and Trizec Canada stockholders the full value created over this period.”
     Tim Callahan, Trizec Properties’ President & Chief Executive Officer commented “Since launching as a public REIT, Trizec Properties has successfully created one of the premier national office companies in the country with 40 million square feet of high-quality office space along with an outstanding, dedicated and experienced organization. During this timeframe, we have repositioned Trizec’s real estate portfolio with a $5.2 billion acquisition and disposition program. We have also strengthened Trizec’s balance sheet and enhanced the company’s operating platform, allowing the recent purchase of the largest portfolio in Trizec’s history.” Mr. Callahan added, “Even though Trizec has made great strides and has delivered one of the best total returns to stockholders for office REITs during the past three years, the company continues to be undervalued in the public markets. In recognizing the underlying value of the company’s office portfolio, and especially, its operating platform, the transaction announced today accomplishes Trizec’s ultimate objective as a public company, which is to maximize stockholder value. While I am especially pleased with the significant accomplishments this company has made over the years, my only regret is that once this transaction closes, I will not have the opportunity to be part of the organization as it continues to evolve.”
     Brookfield has entered into definitive support agreements with Trizec Canada regarding its interest in Trizec Properties and with P.M. Capital Inc., a corporation wholly owned by Peter Munk, regarding its interest in Trizec Canada. The support agreements provide that Trizec Canada and P.M. Capital will vote their shares in favor of the transaction.
     Morgan Stanley and JPMorgan acted as financial advisors to Trizec Properties. JPMorgan also provided a fairness opinion for Trizec Properties. Hogan & Hartson LLP acted as legal advisor to

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Trizec Properties. RBC Capital Markets acted as financial advisor to and provided a fairness opinion for Trizec Canada and Davies Ward Phillips & Vineberg LLP acted as legal advisor.
About Trizec Properties, Trizec Canada and Brookfield Properties
     Trizec Properties, a real estate investment trust (REIT) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. Trizec Properties has ownership interests in and manages a high-quality portfolio of 61 office properties totaling approximately 40 million square feet concentrated in the metropolitan areas of seven major U.S. markets. Trizec Properties trades on the New York Stock Exchange under the symbol TRZ. Trizec Canada is a Canadian public company that trades on the Toronto Stock Exchange under the symbol TZC and is a mutual fund corporation under Canadian tax rules. Trizec Canada is primarily engaged in the U.S. real estate business through its interest in Trizec Properties.
     Brookfield Properties Corporation, one of North America’s largest commercial real estate companies, owns, develops and manages premier office properties. The portfolio comprises 67 commercial properties totaling 48 million square feet and ten development properties totaling eight million square feet in the downtown cores of New York, Boston, Washington, D.C., Toronto, Calgary and Ottawa. Landmark properties include the World Financial Center in New York City and BCE Place in Toronto. Brookfield Properties trades on the New York and Toronto stock exchanges under the symbol BPO. For more information, visit www.brookfieldproperties.com.
Safe Harbor Statement
This release contains forward-looking statements, within the meaning of Canadian provincial and U.S. federal securities laws, relating to Trizec Properties’ and Trizec Canada’s businesses and financial outlook which are based on Trizec Properties’ and Trizec Canada’s, as applicable, current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. Trizec Properties and Trizec Canada intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1A. Risk Factors” in Trizec Properties’ 2005 Form 10-K, filed with the Securities and Exchange Commission on March 14, 2006, and Trizec Canada’s 2005 Annual Information Form filed with Canadian Securities Regulators on March 16, 2006. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in Trizec Properties’ seven core markets; the extent, duration and strength

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of any economic recovery; Trizec Properties’ ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; Trizec Properties’ ability to sell Trizec Properties’ non-core office properties in a timely manner; Trizec Properties’ ability to acquire office properties selectively in Trizec Properties’ core markets; Trizec Properties’ ability to integrate and realize the full benefits from Trizec Properties’ acquisitions, including the Arden office portfolio; Trizec Properties’ ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; material increases in the amount of special dividends payable to affiliates of Trizec Canada on shares of Trizec Properties’ special voting stock as a result of increases in the applicable cross-border withholding tax rates; Canadian tax laws that affect the treatment of investments in U.S. real estate companies; the competitive environment in which Trizec Properties operates; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of Trizec Properties’ common stock owned by Trizec Canada; Trizec Properties’ ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Trizec Properties’ filings with the Securities and Exchange Commission and Trizec Canada’s filings with Canadian Securities Regulators.
Additional Information About the Transaction and Where to Find It
This communication is being made in respect of the proposed merger and arrangement transaction involving Trizec Properties and Trizec Canada. In connection with the transaction, Trizec Properties will file a proxy statement with the SEC, and Trizec Canada will file a management information circular with Canadian Securities Regulators.
The final proxy statement will be mailed to Trizec Properties stockholders. Stockholders of Trizec Properties are urged to read the proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, http://www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Trizec Properties’ Web site, http://www.trz.com, or by contacting Dennis C. Fabro, Senior Vice President of Investor Relations, Trizec Properties, telephone (312) 798-6290.
The final management information circular will be mailed to Trizec Canada shareholders. Shareholders of Trizec Canada are urged to read the management information circular carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction. In addition, the management information circular and other documents will be available free of charge on SEDAR at http://www.sedar.com. When available, the management information circular and other pertinent documents also may be obtained for free at Trizec Canada’s website, http://www.trizeccanada.com, or by contacting Robert B. Wickham, President, Trizec Canada, telephone (416) 682-8600.
Trizec Properties, Trizec Canada, and their respective directors, officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Trizec Properties’ directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transaction, when it becomes available. Information regarding Trizec Canada’s directors and executive officers is detailed in its management information circulars and annual reports previously filed with the Canadian Securities Regulators and the management information circular relating to the proposed transactions when it becomes available.
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